                                                                   EXHIBIT 10.13

                            BAKER HUGHES INCORPORATED
                            EXECUTIVE SEVERANCE PLAN

                          (EFFECTIVE NOVEMBER 1, 2002)

                                                                   EXHIBIT 10.33

                            BAKER HUGHES INCORPORATED
                            EXECUTIVE SEVERANCE PLAN

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1.     ESTABLISHMENT, OBJECTIVE AND DURATION..............................................................       1
       1.1    Establishment...............................................................................       1
       1.2    Objective...................................................................................       1
       1.3    Duration....................................................................................       1

2.     DEFINITIONS........................................................................................       1
       2.1    Capitalized Terms...........................................................................       1
       2.2    Number and Gender...........................................................................       4
       2.3    Headings....................................................................................       4

3.     ELIGIBILITY........................................................................................       4

4.     BENEFITS...........................................................................................       4
       (a)    Base Compensation...........................................................................       4
       (b)    Medical, Dental and Vision Insurance........................................................       4
       (c)    Outplacement................................................................................       4

5.     OTHER BENEFIT PROGRAMS; PERQUISITES; COMPANY PROPERTY; EXPENSE ACCOUNT.............................       5
       5.1    Other Benefit Programs......................................................................       5
              (a) Bonus...................................................................................       5
              (b) Stock Options; Other Awards.............................................................       5
              (c) Pension, Thrift and Supplemental Retirement Plans.......................................       5
              (d) Employee Stock Purchase Plan............................................................       5
              (e) Post-Retirement Health Care or Life Insurance...........................................       5
              (f) Other Insurance.........................................................................       5
       5.2    Perquisites; Company Property; Expense Account..............................................       6
              (a) Perquisites.............................................................................       6
              (b) Company Property........................................................................       6
              (c) Expense Account.........................................................................       6

6.     TIME OF BENEFITS PAYMENTS..........................................................................       6

7.     WITHHOLDING........................................................................................       6

8.     RIGHT OF OFFSET....................................................................................       7

9.     REDUCTION FOR OTHER SEVERANCE BENEFITS; NON-EXCLUSIVITY OF RIGHTS;
              STATUTORY SEVERANCE.........................................................................       7
       9.1    Reduction for Other Severance Benefits......................................................       7
       9.2    Non-Exclusivity of Rights...................................................................       7
       9.3    Statutory Severance.........................................................................       7

10.    DEATH OF PARTICIPANT...............................................................................       7

11.    NON-COMPETE; NO SOLICITATION; CONFIDENTIAL INFORMATION.............................................       7
       11.1   Non-Compete.................................................................................       7
       11.2   No Solicitation.............................................................................       7
       11.3   Confidential Information....................................................................       8

12.    UNFUNDED ARRANGEMENT...............................................................................       8

                                                                   EXHIBIT 10.13

13.    ADMINISTRATION OF THE PLAN.........................................................................       8
       13.1   Plan Administrator..........................................................................       8
       13.2   Resignation and Removal.....................................................................       8
       13.3   Records and Procedures......................................................................       8
       13.4   Self-Interest of Plan Administrator.........................................................       8
       13.5   Compensation and Bonding....................................................................       8
       13.6   Plan Administrator Powers and Duties........................................................       9
       13.7   Reliance on Documents, Instruments, etc.....................................................       9

14.    AMENDMENT AND TERMINATION..........................................................................       9

15.    CLAIMS REVIEW PROCEDURES; CLAIMS APPEALS PROCEDURES................................................       9
       15.1   Claims Review Procedures....................................................................       9
       15.2   Claims Appeals Procedures...................................................................      10

16.    EXTENSION OF PLAN TO EMPLOYERS.....................................................................      10

17.    MISCELLANEOUS......................................................................................      11
       17.1   Plan Not an Employment Contract.............................................................      11
       17.2   Alienation Prohibited.......................................................................      11
       17.3   Severability................................................................................      11
       17.4   Binding Effect..............................................................................      11
       17.5   Arbitration.................................................................................      11
       17.6   Governing Law...............................................................................      12

INTERNATIONAL SUPPLEMENT..................................................................................      13

EXHIBIT A, SCHEDULE OF BENEFITS...........................................................................      15

EXHIBIT B, SEVERANCE BENEFITS RELEASE AGREEMENT...........................................................      16

                                                                   EXHIBIT 10.13

                            BAKER HUGHES INCORPORATED
                            EXECUTIVE SEVERANCE PLAN

1.        ESTABLISHMENT, OBJECTIVE AND DURATION

         1.1 ESTABLISHMENT. Baker Hughes Incorporated, a Delaware corporation, hereby establishes a severance plan for certain designated employees to be known as the "Baker Hughes Incorporated Executive Severance Plan" (the "PLAN").

         1.2 OBJECTIVE. The Plan is designed to attract and retain certain designated employees of the Company (defined below) and to provide replacement income in order to afford specified Employees (defined below) a time period to actively seek and obtain gainful employment or become self employed if the Employee's employment is terminated because of an Involuntary Termination (defined below).

         1.3 DURATION. The Plan, as it may be amended by the Board (defined below) from time to time, shall be effective as of November 1, 2002 and shall remain in effect until the Board terminates the Plan.

2.       DEFINITIONS

         2.1 CAPITALIZED TERMS. Whenever used in this Plan, the following capitalized terms in this Section 2.1 shall have the meanings set forth below:

                  "AFFILIATE" means any entity which is a member of (i) of the same controlled group of corporations within the meaning of section 414(b) of the Code, (ii) a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), or (iii) an affiliated service group (within the meaning of section 414(m) of the Code) with Baker Hughes.

                  "ANNUAL INCENTIVE PLAN" means the Baker Hughes Incorporated 1995 Employee Annual Incentive Compensation Plan, as amended from time to time, any guidelines issued pursuant to such plan, and any other incentive compensation plans adopted by the Company from time to time which are in replacement of or in addition to such plan.

                  "BAKER HUGHES" means Baker Hughes Incorporated, a Delaware corporation.

                  "BASE COMPENSATION" means a Participant's base salary or wages measured on an annual basis (as defined in section 3401(a) of the Code for purposes of federal income tax withholding) from the Company, modified by including any portion thereof that such Participant could have received in cash in lieu of (i) any deferrals made by the Participant pursuant to the Supplemental Retirement Plan or (ii) elective contributions made on his behalf by the Company pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code and any elective contributions under a cafeteria plan described in section 125, and modified further by excluding any bonus, incentive compensation, commissions, expense reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective contributions to the Company's qualified cash or deferred arrangement described in section 401(k) of the Code), welfare benefits as defined in ERISA, overtime pay, special performance compensation amounts and severance compensation.

                  "BENEFITS" means the severance benefits a Participant is entitled to receive pursuant to Section 4 hereof. Other benefits as specified in Section 5 are not considered severance benefits for purposes of the Plan.

                  "BOARD" means the Board of Directors of Baker Hughes.

                  "BONUS" means each incentive bonus, if any, paid in cash by the Company to or for the benefit of an Employee for services rendered or labor performed while an Employee. Annual bonuses are generally paid with respect to a completed fiscal year by the Company to its employees pursuant to the Annual

                                                                   EXHIBIT 10.13

         Incentive Plan. An Employee's Bonus shall be determined by including any portion thereof that such Employee could have received in cash in lieu of (i) any participant deferrals made pursuant to the Supplemental Retirement Plan or (ii) elective contributions made on his behalf by the Company pursuant to a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) or pursuant to a plan maintained under section 125 of the Code.

                  "CAUSE" means (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Board (or by a delegate appointed by the Board), which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties, or (ii) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company or any of its Affiliates, monetarily or otherwise. For purposes of Sections (i) and (ii) of this definition, (A) no act, or failure to act, on the Employee's part shall be deemed "willful" if done, or omitted to be done, by the Employee in good faith and with reasonable belief that the act, or failure to act, was in the best interest of the Company and (B) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

                  "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any successor act.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor act.

                  "COMMITTEE" means the Administrative Committee or the Investment Committee that may be appointed by the Board as a Plan Administrator.

                  "COMPANY" means Baker Hughes or an Employer.

                  "COMPETITOR" means, as of any date, any Person (and any branch, office, or operation thereof) which engages in, or proposes to engage in (i) the supply of wellbore-related products, technology services and systems to the oil and gas industry and provides equipment, products and services for drilling, formation evaluation, completion and production of oil and gas wells, (ii) the manufacture, marketing and provision of services for separation and treatment solutions and continuous and batch centrifuges and specialty filters or
         (iii) any other business engaged in by the Company or any Affiliate prior to the Participant's Employment Termination Date which represents for any calendar year, or is projected by the Company to represent for any year during the first three-year period commencing on or after the Participant's Employment Termination Date, more than 5% of the gross revenue of the Company and which is located anywhere worldwide where the Company or any Affiliate is then engaged in, or as of the Participant's Employment Termination Date and to the Participant's knowledge proposes to engage in, any of such activities. The definition of "Competitor" excludes any business activity that the Company or any Affiliate disposes of to an entity in which the Company or any Affiliate retains any equity interest.

                  "CONFIDENTIAL INFORMATION" means any information, ideas, processes, methods, designs, devices, inventions, data, techniques, models and other information developed or used by the Company or any of its Affiliates and not generally known in the relevant trade or industry relating to the Company's or any Affiliate's products, services, businesses, operations, employees, customers or suppliers, whether in tangible or intangible form, which gives the Company or any of its Affiliates a competitive advantage, including, without limitation, (i) trade secrets; (ii) information relating to existing or contemplated products, services, technology, designs, processes, formulae, research or product developments; (iii) information relating to business plans or strategies, sales or marketing methods, methods of doing business, prices of sales or services, customer lists, customer usages and/or requirements, supplier information (including the prices of supplies); and (iv) any other confidential information which either the Company or any of its Affiliates may reasonably have the right to protect by patent, copyright or by keeping it secret and confidential. Confidential Information also includes any of the foregoing information of third parties which the Company is obligated to maintain as confidential. Confidential Information does not include (i)

                                                                   EXHIBIT 10.13

         information that is or becomes generally available to the public other than as a result of disclosure by the Participant or by any individual or entity to which the Participant delivered such information; (ii) information that becomes available to the Participant from a source that is not bound by a confidentiality agreement with the Company or an Affiliate; or (iii) information approved for release by written authorization of the Company.

                  "EMPLOYEE" means (i) an individual employed in the services of the Company on the active payroll and (ii) who is also a United States-based executive salary grade system employee (under the Company's then current payroll system categories), or any comparable executive designations in any system that replaces the United States-based salary grade system.

                  "EMPLOYER" means any Affiliate that adopts the Plan pursuant to the provisions of Section 16.

                  "EMPLOYMENT TERMINATION DATE" means the date on which the employment relationship between the Participant and the Company is terminated due to an Involuntary Termination.

                  "ERISA" means the Employee Retirement Income Security Act of F 1974, as amended, or any successor act.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor act.

                  "FICA" means the Federal Insurance Contributions Act, as amended, or any successor act.

                  "INVOLUNTARY TERMINATION" means the complete severance of an Employee's employment relationship with the Company (i) because the Employee's position is eliminated, (ii) because the Employee and the Company agree to the Employee's resignation of his position at the request of the Company, (iii) which occurs in conjunction with, and during the period that begins 90 days before and ends 180 days after, an acquisition, merger, spin-off, reorganization (either business or personnel), facility closing or a discontinuance of the operations of the divisions in which the Employee is employed or (iv) for any other reason which is deemed an Involuntary Termination by the Plan Administrator. An Involuntary Termination does not include (i) a termination for Cause, (ii) a transfer of employment among Employers or a transfer of employment to a venture or entity in which the Company or an Affiliate has any equity interest, (iii) a temporary absence, such as a Family and Medical Leave Act leave or a temporary layoff in which an Employee retains entitlement to re-employment, (iv) the Employee's death, disability or Retirement or (v) a voluntary termination by the Employee.

                  "PARTICIPANT" means an Employee who is eligible to participate in the Plan.

                  "PLAN" means the Baker Hughes Incorporated Executive Severance Plan, as amended from time to time.

                  "PLAN ADMINISTRATOR" means Baker Hughes, acting through its delegates. Such delegates shall include the Administrative Committee, the Investment Committee and any individual Plan Administrator appointed by the Board with respect to the employee benefit plans of Baker Hughes and its Affiliates, each of which shall have the duties and responsibilities assigned to it from time to time by the Board. As used in the Plan, the term "Plan Administrator" shall refer to the applicable delegate of Baker Hughes as determined pursuant to the actions of the Board.

                  "RELEASE AGREEMENT" means the agreement substantially in the form of Exhibit B hereto, which a Participant is required to execute and deliver in order to receive the Benefits, or any other form of release agreement adopted by the Plan Administrator in replacement of such agreement. The Plan Administrator may modify the Release Agreement or adopt more than one form of the Release Agreement to comply with or take into account the laws of different jurisdictions.

                  "RETIREMENT" means the Employee's voluntary termination of his employment after the Employee has attained at least 55 years of age and has at least ten (10) years of service with the Company.

                                                                   EXHIBIT 10.13

                  "SUPPLEMENTAL RETIREMENT PLAN" means the Baker Hughes Incorporated Supplemental Retirement Plan, as amended from time to time.

         2.2 NUMBER AND GENDER. As used in the Plan, unless the context otherwise expressly requires to the contrary, references to the singular include the plural, and vice versa; references to the masculine include the feminine and neuter; references to "including" mean "including (without limitation)"; and references to Sections and clauses mean the sections and clauses of the Plan.

         2.3 HEADINGS. The headings of Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

3.       ELIGIBILITY

         To be eligible to receive Benefits under the Plan, an individual must
(i) be an Employee on the Employment Termination Date, (ii) incur an Involuntary Termination and (iii) execute and deliver to the Plan Administrator a Release Agreement provided to the Participant by the Plan Administrator. An individual who is classified by the Company as an independent contractor is not eligible to participate in the Plan (even if he is subsequently reclassified by the Internal Revenue Service or a court as a common law employee of the Company and the Company acquiesces to the reclassification).

4.       BENEFITS

         The Company shall provide a Participant who has satisfied the eligibility requirements of Section 3 the Benefits described below. No Benefits will be deemed to have accrued prior to a Participant's Employment Termination Date, and no rights to Benefits will be deemed to have vested until the occurrence of an Involuntary Termination.

         Further details of the Benefits described in this Section 4 are provided in Exhibit A. Subject to the provisions of Section 14, the Plan Administrator may, from time to time, modify the Benefits to reflect changes in the compensation grade system or for changes in the Benefits approved by the Board.

                  (a) BASE COMPENSATION. The Company will pay the Participant a cash severance benefit based on the Participant's Base Compensation at the Employment Termination Date, with the amount of the Base Compensation benefit determined in accordance with the relevant provisions of Exhibit A. Notwithstanding the measurement of Base Compensation on an annual basis, a Participant's Base Compensation for the month in which the Participant's Employment Termination Date occurs will be used in determining the Base Compensation benefit. A Participant's Base Compensation severance benefit will be paid in a single sum cash payment in accordance with the provisions of Section 6.

                  (b) MEDICAL, DENTAL AND VISION INSURANCE. If a Participant and his spouse and dependents are participating in a group health plan sponsored by the Company on the Participant's Employment Termination Date, the Participant and his spouse and dependents have the right to continue medical, dental and vision coverage for the time periods provided by COBRA. Unless the Participant timely and properly elects the COBRA continuation coverage, medical, dental and vision coverage will automatically cease as of the Participant's Employment Termination Date. For the first three months of the Participant's COBRA continuation coverage, the Company will pay directly to the provider the cost of the COBRA continuation coverage, and thereafter the Participant will be responsible for the payment of the cost for the continued coverage.

                  (c) OUTPLACEMENT. Each Participant shall be entitled to outplacement assistance at the expense of the Company determined in accordance with the relevant provisions of Exhibit A. No cash will be paid in lieu of outplacement fees and costs.

                                                                   EXHIBIT 10.13

5.       OTHER BENEFIT PROGRAMS; PERQUISITES; COMPANY PROPERTY; EXPENSE ACCOUNT

                  5.1      OTHER BENEFIT PROGRAMS.

                  (a) BONUS. The Company will pay the Participant any Bonus to which the Participant is entitled under the provisions of the Annual Incentive Plan.

                  (b)      STOCK OPTIONS; OTHER AWARDS.

                           (1) General. A Participant will not be entitled to be granted any awards after his Employment Termination Date. Awards for purposes of this clause include, but are not limited to, incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and stock awards.

                           (2) Stock Options. The vesting of stock options (both incentive stock options and nonqualified stock options) held by a Participant will be determined in accordance with the provisions of the respective stock option award agreement or plan under which the stock option was granted, as applicable, and any of the Participant's stock options that have vested prior to his Employment Termination Date may be exercised as permitted under the provisions of such applicable stock option award agreement or plan.

                           (3) Other Awards. The vesting, lapsing of restrictions or the payout of any other award, including stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and stock awards held by a Participant on his Employment Termination Date will be determined in accordance with the provisions of the respective award agreement or plan under which the award was granted, as applicable.

                  (c) PENSION, THRIFT AND SUPPLEMENTAL RETIREMENT PLANS. All of the Company's contributions to and accruals under the Baker Hughes Incorporated Pension Plan and all of the Company's and the Participant's contributions to the Baker Hughes Incorporated Thrift Plan and the Baker Hughes Incorporated Supplemental Retirement Plan will be discontinued as of his Employment Termination Date. Vesting will be determined in accordance with the provisions of the applicable plan, and all benefits, contributions or disbursements, if any, under these plans will be paid to the Participant in accordance with the provisions of the respective plan.

                  (d) EMPLOYEE STOCK PURCHASE PLAN. The Participant's year-to-date payroll deductions will be reimbursed to the Participant in accordance with the provisions of the Baker Hughes Incorporated Employee Stock Purchase Plan.

                  (e) POST-RETIREMENT HEALTH CARE OR LIFE INSURANCE. If the Participant would have been entitled to benefits under the Company's post-retirement health care or life insurance plans as of his Employment Termination Date, the Company shall provide such post-retirement health care or life insurance benefits to the Participant and the Participant's dependents in accordance with the terms of such plans (including any amendment and termination provisions of such plans) commencing on the later of (1) the date on which such coverage would have first become available and (2) the date on which the Benefits described in clause (b) of Section 4 terminate.

                  (f)      OTHER INSURANCE

                           (1) Life. A Participant's coverage under the Company's life insurance program will cease as of the Employment Termination Date. A Participant may, at his option, convert his basic life and perquisite life insurance coverage to individual coverage after his Employment Termination Date by completing the forms required by the Plan Administrator.

                                                                   EXHIBIT 10.13

                           (2) Disability. A Participant's coverage under the Company's short-term and long-term disability insurance coverage will cease as of the Employment Termination Date. Continued coverage under either the short-term and long-term disability insurance is not available after the Employment Termination Date.

                  5.2      PERQUISITES; COMPANY PROPERTY; EXPENSE ACCOUNT.

                  (a) PERQUISITES. A Participant's perquisites shall terminate effective as of the Participant's Employment Termination Date. Perquisites include, but are not limited to, airline VIP club memberships; country club and/ or health club membership dues and expenses related to the use of the country club and/ or health club; supplemental life insurance; financial consulting; and office equipment for use in the home (e.g., cellular telephones, personal digital assistants, home computers and office accessories similar to the office accessories available to the Participant in his employment office and monthly Internet connection fees) and any other perquisites that may be provided by the Company from time to time. A Participant may, at his option, purchase any of his club memberships held in the Company's name at the fair market value and on the terms mutually agreed by the Participant and the Plan Administrator. The Plan Administrator will determine the fair market value of any such membership. The Plan Administrator reserves the right to deduct the payment for the club memberships from any Benefits to be paid in cash as provided in Section 6.

                  (b) COMPANY PROPERTY. No later than the Participant's Employment Termination Date (unless the Plan Administrator agrees otherwise in writing), the Participant shall return to the Company any company-owned property, including, but not limited to, credit cards, documents, files, computers, cellular telephones, personal digital assistants and any other company property of any kind or nature, in Participant's possession as of his Employment Termination Date.

                  (c) EXPENSE ACCOUNT. Within thirty (30) days after the Participant's Employment Termination Date and in accordance with the Company's then current expense reimbursement policy, the Participant will prepare and submit a final expense account reimbursement request for expenses incurred prior to his Employment Termination Date. If, as a result of the final expense account reimbursement request, the Participant owes the Company, then the Company reserves the right to deduct any such amount from any Benefits to be paid in cash as provided in Section 6.

6.       TIME OF BENEFITS PAYMENTS

         The Company shall pay the Participant the cash Benefits described in clause (a) of Section 4 and clause (a) of Section 5 in a single sum cash payment within thirty (30) days after the Participant's Release Agreement becomes irrevocable. If the Company subsequently determines that additional monies are due and payable to the Participant as Benefits described in clause (a) of
Section 4 or clause (a) of Section 5, the Company will pay any such unpaid Benefits to the Participant, together with interest on the unpaid Benefits from the date the single sum cash payment was made at the annual rate of 120% of the rate provided in section 1274(b)(2)(B) of the Code within ten (10) business days of discovering that the additional monies are due and payable. If the Benefits paid to the Participant are subsequently determined to exceed the amount of Benefits the Participant should have received, such excess shall constitute a loan by the Company to the Participant, payable within ten (10) business days after demand by the Company, together with interest from the date the single sum cash payment was made at the annual rate of 120% of the rate provided in section 1274(b)(2)(B) of the Code, but only to the extent such amount has not been previously paid by the Participant.

7.       WITHHOLDING

         The Company may withhold from any Benefits paid under the Plan all federal and state income, FICA and other employment taxes, and any other amounts required or permitted to be withheld under any agreement with the Participant, applicable law or other employee benefit plans of the Company.

                                                                   EXHIBIT 10.13

8.       RIGHT OF OFFSET

         By accepting Benefits under the Plan, a Participant agrees that the Company, in its sole discretion, may deduct from any Benefits payable in cash to the Participant under the Plan any amounts owed to the Company by the Participant.

9. REDUCTION FOR OTHER SEVERANCE BENEFITS; NON-EXCLUSIVITY OF RIGHTS; STATUTORY SEVERANCE

         9.1 REDUCTION FOR OTHER SEVERANCE BENEFITS. The amount of the Benefits to which a Participant is otherwise entitled under the Plan shall be reduced by the amount, if any, of any other severance payments payable to the Participant by the Company under any other plan, program or individual contractual arrangement.

         9.2 NON-EXCLUSIVITY OF RIGHTS. Nothing in the Plan shall prevent or limit the Participant's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company for which the Participant may qualify, nor shall anything herein limit or reduce such rights as the Participant may have under any agreements with the Company or any of its subsidiaries, except as otherwise provided in Section 9.1. Amounts which are vested benefits or which the Participant is otherwise entitled to receive under any plan or program of the Company or any of its Affiliates shall be payable in accordance with such plan or program.

         9.3 STATUTORY SEVERANCE. If any benefits obligations are required to be paid to a Participant in conjunction with severance of employment under the laws of the country where the Participant is employed or under federal, state or local law, the Benefits paid to the Participant will be deemed to be in satisfaction of any statutorily required benefit obligations.

10.      DEATH OF PARTICIPANT

         If a Participant dies after his Employment Termination Date but before the Participant receives full payment of the Benefits to which he is entitled, any unpaid Benefits will be paid to the Participant's surviving spouse, or if the Participant does not have a surviving spouse, to the Participant's estate.

11.      NON-COMPETE; NO SOLICITATION; CONFIDENTIAL INFORMATION

         In consideration for the payment of the Benefits to the Participant, the Participant shall not engage in any of the activities described in this
Section 11.

         11.1 NON-COMPETE. During the period commencing with the Participant's Employment Termination Date and ending on the second anniversary of such date, the Participant shall not, without the written consent of the Company, at any time, directly or indirectly, become employed by, serve as a director of, or render advisory or consulting or other services in connection with any Competitor or in any capacity engage or participate in any activity as a Competitor.

         11.2 NO SOLICITATION. During the period commencing with the Participant's Employment Termination Date and ending on the second anniversary of such date, the Participant shall not, directly or indirectly,

         (a) interfere with the relationship of the Company or any Affiliate with, or endeavor to entice away from the Company or any Affiliate, any individual or entity who was or is a material customer or material supplier of, or maintained a material business relationship with the Company or its Affiliates;

         (b) establish (or take preliminary steps to establish) a business with, or cause or attempt to cause others to establish (or take preliminary steps to establish) a business with, any employee or agent of the Company or any of its Affiliates, if such business is or will compete with the Company or any of its Affiliates; or

                                                                   EXHIBIT 10.13

         (c) employ, engage as a consultant or adviser, or solicit the employment, engagement as a consultant or adviser, of any employee or agent of the Company or any of its Affiliates, or cause or attempt to cause any individual or entity to do any of the foregoing.

         11.3 CONFIDENTIAL INFORMATION. During the course of the Participant's employment with the Company, the Participant may have had access to or received Confidential Information. Each Participant is obligated to keep confidential all such Confidential Information, except that any Participant may disclose the Confidential Information (i) in connection with enforcing his rights under the Plan or if compelled by law, and in either case, the Participant shall provide written notice to the Company prior to the disclosure or (ii) if the Company provides written consent prior to the disclosure.

12.      UNFUNDED ARRANGEMENT

         The Plan is only a general corporate commitment of the Company, and each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder. Under all circumstances, the rights of Participants to any asset held by the Company will be no greater than the rights expressed in the Plan. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any Benefit under the Plan or would place the Participant in a secured position ahead of general creditors of the Company. The Participants are only unsecured creditors of the Company with respect to their Benefits, and the Plan constitutes a mere promise by the Company to make Benefit payments in the future. No specific assets of the Company have been or shall be set aside, or shall in any way be transferred to a trust or shall be pledged in any way for the performance of the Company's obligations under the Plan which would remove such assets from being subject to the general creditors of the Company.

13.      ADMINISTRATION OF THE PLAN

         13.1 PLAN ADMINISTRATOR. Baker Hughes shall be the "Plan Administrator" and the "named fiduciary" for purposes of ERISA and shall be subject to service of process on behalf of the Plan.

         13.2 RESIGNATION AND REMOVAL. The members of a Committee shall serve at the pleasure of the Board; they may be officers, directors, or employees of the Company or any other individuals. At any time during his term of office, any member of a Committee or any individual serving as Plan Administrator may resign by giving written notice to the Board, such resignation to become effective upon the appointment of a substitute or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during its term of office, and for any reason, any member of a Committee or any individual serving as Plan Administrator may be removed by the Board.

         13.3 RECORDS AND PROCEDURES. The Plan Administrator shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant, former Participant or the beneficiary of any Participant or former Participant such records as pertain to that individual's interest in the Plan. If a Committee is performing duties as the Plan Administrator, the Committee shall designate the individual or individuals who shall be authorized to sign for the Plan Administrator and, upon such designation, the signature of such individual or individuals shall bind the Plan Administrator.

         13.4 SELF-INTEREST OF PLAN ADMINISTRATOR. Neither the members of a Committee nor any individual Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which the any Committee member or individual Plan Administrator is so disqualified to act, the other members of the Committee shall decide the matter in which the Committee member or individual Plan Administrator is disqualified.

         13.5 COMPENSATION AND BONDING. Neither the members of a Committee nor any individual Plan Administrator shall receive compensation with respect to their services on the Committee or as Plan Administrator. To the extent required by applicable law, or required by the Company, neither the members of a Committee nor any individual Plan Administrator shall furnish bond or security for the performance of their duties hereunder.

                                                                   EXHIBIT 10.13

         13.6 PLAN ADMINISTRATOR POWERS AND DUTIES. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, and authority:

                  (a) to make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Plan Administrator;

                  (b) to construe in its discretion all terms, provisions, conditions, and limitations of the Plan;

                  (c) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

                  (d) to employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Plan Administrator may deem necessary or advisable for the proper and efficient administration of the Plan;

                  (e) to determine in its discretion all questions relating to eligibility;

                  (f) to determine whether and when a Participant has incurred a Termination of Employment, and the reason for such termination; and

                  (g) to make a determination in its discretion as to the right of any individual to a Benefit under the Plan and to prescribe procedures to be followed by Participants, former Participants or beneficiaries in obtaining Benefits hereunder.

         13.7 RELIANCE ON DOCUMENTS, INSTRUMENTS, ETC. The Plan Administrator may rely on any certificate statement or other representation made on behalf of the Company, any Employee or any Participant, which the Plan Administrator in good faith believes to be genuine, and on any certificate, statement, report or other representation made to it by any agent or any attorney, accountant or other expert retained by it or the Company in connection with the operation and administration of the Plan.

14.      AMENDMENT AND TERMINATION

         The Board shall have the right to amend or terminate the Plan, in whole or in part, for any reason; provided, however, no amendment or termination of the Plan after a Participant's Employment Termination Date shall affect the Benefits payable to the Participant.

15.      CLAIMS REVIEW PROCEDURES; CLAIMS APPEALS PROCEDURES

         15.1 CLAIMS REVIEW PROCEDURES. When a Benefit is due, the Participant (or the person entitled to Benefits under Section 10) should submit a claim to the office designated by the Plan Administrator to receive claims. Under normal circumstances, the Plan Administrator will make a final decision as to a claim within sixty (60) days after receipt of the claim. If the Plan Administrator notifies the claimant in writing during the initial 60-day period, it may extend the period up to 120 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Plan Administrator must notify the claimant in writing, and the written notice must set forth in a manner calculated to be understood by the claimant:

                  (a)      the specific reason or reasons for the denial;

                  (b) specific reference to the Plan provisions on which the denial is based;

                                                                   EXHIBIT 10.13

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the Plan claims review procedures and time limits, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA.

         If a decision is not given to the Participant within the claims review period, the claim is treated as if it were denied on the last day of the claims review period.

         15.2 CLAIMS APPEALS PROCEDURES. For purposes of this section the Participant or the person entitled to Benefits under Section 10 are referred to as the "claimant"). If the claim of the claimant made pursuant to Section 15.1 is denied and he wants a review, he must apply to the Plan Administrator in writing. That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits. In addition, the claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, "relevant" means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan's administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The Plan Administrator must take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Plan Administrator can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.

         The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Plan Administrator must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Plan Administrator notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Plan Administrator must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and a statement of the claimant's right to bring an action under section 502(a) of ERISA If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

16.      EXTENSION OF PLAN TO EMPLOYERS

                  (a) With the written approval of the Plan Administrator, any entity that is an Affiliate may adopt the Plan by appropriate action of its board of directors or noncorporate counterpart, as evidenced by a written instrument executed by an authorized officer of such entity or an executed adoption agreement (approved by the board of directors or noncorporate counterpart of the Affiliate), agreeing to be bound by all the terms, conditions and limitations of the Plan except those, if any, specifically described in the adoption instrument, and providing all information required by the Plan Administrator. The Plan Administrator and the adopting Affiliate may agree to incorporate specific provisions relating to the operation of the Plan that apply to the adopting Affiliate only and shall become, as to such adopting Affiliate and its employees, a part of the Plan.

                  (b) The provisions of the Plan may be modified so as to increase the obligations of an adopting Affiliate only with the consent of such Affiliate, which consent shall be conclusively presumed to have been given by such Affiliate unless the Affiliate gives the Company written notice of its rejection of the amendment within 30 days after the adoption of the amendment.

                  (c) The provisions of the Plan shall apply separately and equally to each adopting Affiliate and its employees in the same manner as is expressly provided for the Company and its employees, except

                                                                   EXHIBIT 10.13

         that the power to appoint or otherwise affect the Plan Administrator and the power to amend or terminate the Plan shall be exercised by Baker Hughes. The Plan Administrator shall act as the agent for each Affiliate that adopts the Plan for all purposes of administration thereof.

                  (d) Any adopting Affiliate may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Plan Administrator may, in its discretion, terminate an Affiliate's participation in the Plan at any time.

                  (e) The Plan will terminate with respect to any Affiliate that has adopted the Plan pursuant to this Section if the Affiliate ceases to be an Affiliate or revokes its adoption of the Plan by resolution of its board of directors or noncorporate counterpart evidenced by a written instrument executed by an authorized officer of the Affiliate. If the Plan terminates with respect to any Affiliate, the employees of that Affiliate will no longer be eligible to be Participants in the Plan.

                  (f) For purposes of the Code and ERISA, the Plan as adopted by the Affiliates shall constitute a single plan rather than a separate plan of each Affiliate.

                  (g) The document which evidences the adoption of the Plan by an Affiliate shall become a part of the Plan. However, neither the adoption of the Plan by an Affiliate nor any act performed by it in relation to the Plan shall ever create a joint venture or partnership relation between it and any other Affiliate.

17.      MISCELLANEOUS

         17.1 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of the Plan is not a contract between the Company and its employees that gives any employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Company to terminate an employee's employment at any time with or without notice and with or without cause or to interfere with an employee's right to terminate his employment at any time.

         17.2 ALIENATION PROHIBITED. No Benefits hereunder shall be subject to anticipation or assignment by a Participant, to attachment by, interference with, or control of any creditor of a Participant, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Participant prior to its actual receipt by the Participant. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Benefits hereunder prior to payment thereof shall be void.

         17.3 SEVERABILITY. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

         17.4 BINDING EFFECT. This Agreement shall be binding upon any successor of the Company.

         17.5 ARBITRATION. Any controversy arising out of or relating to the Plan, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan, Company's employment of Participant and the termination of that employment, shall be resolved by arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association (the "AAA") then in effect. No arbitration proceeding relating to the Plan may be initiated by either the Company or the Participant unless the claims review and appeals procedures specified in Section 15 have been exhausted. Within ten (10) business days of the initiation of an arbitration hereunder, the Company and the Participant will each separately designate an arbitrator, and within twenty (20) business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the AAA National Panel of Employee Benefit Plan Claims Arbitrators. The arbitrators shall issue their written decision (including a statement of finding of facts) within thirty (30) days from the date of the close of the arbitration hearing. The decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-

                                                                   EXHIBIT 10.13

16 (or replacement or successor statute). Pursuant to Section 9 of the Federal Arbitration Act, the Company and any Participant agrees that any judgment of the United States District Court for the District in which the headquarters of Baker Hughes is located at the time of initiation of an arbitration hereunder shall be entered upon the award made pursuant to the arbitration. Nothing in this Section
17.5 shall be construed to, in any way, limit the scope and effect of Section
13. In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Plan Administrator under Section 13.

         17.6 GOVERNING LAW. All provisions of the Plan shall be construed in accordance with the laws of Texas, except to the extent preempted by federal law and except to the extent that the conflicts of laws provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being in Houston, Texas.

                                                                   EXHIBIT 10.13

                            INTERNATIONAL SUPPLEMENT

1. GENERAL. The provisions of this Supplement apply to individuals who are employees of non-United States Employers. The provisions of the Plan apply to the Non-US Employees (as defined below), except to the extent this Supplement modifies Plan provisions.

         The purpose of this Supplement is to provide for severance benefits for Non-US Employees in the event of an Involuntary Termination.

         Capitalized terms used in this Supplement which are defined in the Plan have the same meaning in this Supplement unless such terms are defined differently for purposes of this Supplement. The definition of terms defined in this Supplement apply only to this Supplement and not to other parts of the Plan.

2. DEFINITIONS. Section 2.1 of the Plan is modified to add the following definitions to read as follows:

              "NON-US EMPLOYEE" means an individual (i) employed by the Company in an executive salary grade system (under the Company's then current payroll system categories) with its operations or principal place of business located outside of the United States and (ii) specified by the Plan Administrator as eligible to participate in the Plan.

              "NON-US PARTICIPANT" means a Non-US Employee who is eligible to participate in the Plan.

3. ELIGIBILITY. Section 3 of the Plan is modified in the first sentence to read as follows:

              "To be eligible to receive Benefits under the Plan, an individual must (i) be a Non-US Employee, (ii) be a Non-US Employee on his Employment Termination Date, (iii) incur an Involuntary Termination and (iv) execute and deliver to the Company a Release Agreement provided to the Non-US Participant by the Company; provided, however, if such Release Agreement is a violation of the laws of the jurisdiction applicable to the Non-US Participant, then, at the discretion of the Company, the Release Agreement may be modified to comply with the laws of the jurisdiction."

4. BENEFITS. Section 4 of the Plan is modified in the first paragraph to read as follows:

              "The Company shall provide a Non-US Participant who has satisfied the eligibility requirements of Section 3 such severance benefits under the Plan as the Plan Administrator determines in accordance with the provisions of Exhibit A, taking into consideration any prohibitions or restrictions and any statutorily mandated severance benefits applicable to the Non-US Participant, with the intent of providing the Non-US Participant Benefits that are generally comparable to the Benefits provided to Participants under the Plan. It is the express intent of the Company that any Benefits paid to a Non-US Participant under this Supplement and the Plan will be in lieu of any statutorily-mandated severance benefits (or other employment termination related benefits), including, but not limited to, gratuity and similar benefits. No Benefits will be deemed to have accrued prior to a Non-US Participant's Employment Termination Date, and no rights to Benefits will be deemed to have vested until the occurrence of an Involuntary Termination."

5. TIME OF BENEFITS PAYMENTS. Section 6.1 of the Plan is modified to read as follows:

              "Any cash Benefits payable to the Non-US Participant will be paid by the Company in a single sum cash payment, payable within thirty
              (30) calendar days after the Non-US Participant's Release Agreement becomes irrevocable (or, if there is no Release Agreement, within thirty (30) calendar days after the Non-US Participant's Employment Termination Date). If the Company subsequently determines that additional monies are due and payable to the Non-US Participant as cash Benefits, the Company will pay any such unpaid Benefits to the Non-US Participant, together with interest on the unpaid Benefits from the date the single sum cash payment was made at the annual rate of 120% of the rate provided in section 1274(b)(2)(B) of the Code within ten (10) business days of discovering that the

                                                                   EXHIBIT 10.13

              additional monies are due and payable. If the Benefits paid to the Non-US Participant are subsequently determined to exceed the amount of Benefits the Non-US Participant should have received, such excess shall constitute a loan by the Company to the Non-US Participant, payable within ten (10) business days after demand by the Company, together with interest from the date the single sum cash payment was made at the annual rate of 120% of the rate provided in section 1274(b)(2)(B) of the Code, but only to the extent such amount has not been previously paid by the Non-US Participant."

6.       WITHHOLDING.  Section 7 of the Plan is modified to read as follows:

              "The Company shall withhold from any Benefits paid under the Plan and this Supplement any amounts required or permitted to be withheld under any agreement with the Non-US Participant, applicable law or other employee benefit plans of the Company."

EXHIBIT A                                                          EXHIBIT 10.13

                            BAKER HUGHES INCORPORATED
                            EXECUTIVE SEVERANCE PLAN

                              SCHEDULE OF BENEFITS

               SEVERANCE BENEFITS                                         DETAILS OF BENEFIT
               ------------------                                         ------------------
1.      BASE COMPENSATION
              Level 1                                        18 months of Base Compensation*
              Level 2                                        12 months of Base Compensation*
              Level 3                                         9 months of Base Compensation*

                                                             *Using the Participant's Base Compensation for the month
                                                             in which the Participant's Employment Termination Date
                                                             occurs.

2.      INSURANCE - MEDICAL, DENTAL AND VISION               3 months of COBRA continued coverage paid by the
                                                             Company, provided the Participant timely and properly
                                                             elects COBRA continuation coverage.

3.      OUTPLACEMENT                                         Outplacement services will be provided for the greater
                                                             of 12 months or until such time as the value of the
                                                             outplacement services reaches the maximum of $10,000.
                                                             The 12-month period commences with the first day of the
                                                             month following the month in which the Participant's
                                                             Employment Termination Date occurs.

EXHIBIT B                                                          EXHIBIT 10.13

                            BAKER HUGHES INCORPORATED
                            EXECUTIVE SEVERANCE PLAN

                      SEVERANCE BENEFITS RELEASE AGREEMENT

         THIS SEVERANCE BENEFITS RELEASE AGREEMENT is entered into by and between ________________________ (the "PARTICIPANT") and [Name of entity, a ______________ corporation (the "COMPANY")].

1. GENERAL. This Release Agreement is executed with respect to severance Benefits provided pursuant to the Baker Hughes Incorporated Executive Severance Plan (the "PLAN"). All of Participant's Benefits will be determined in accordance with the Plan as in effect on the Participant's Employment Termination Date, including any replacement severance plan or policy then in effect.

         Capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Plan.

2. TERMINATION OF EMPLOYMENT. The Participant represents, understands and agrees that his active employment with the Company terminated on _____________, 20____ (the Employment Termination Date.

         By executing this Release Agreement, the Participant accepts the fact that his relationship with the Company was "at-will employment" meaning that the Company could terminate the Participant's employment at any time with or without notice and with or without cause and the Participant could terminate his employment at any time.

3. SCHEDULE OF BENEFITS. The Company will provide the Participant with the Benefits described on Schedule 1 attached.

4. PAYMENT OF BENEFITS. Payments of any Benefits in cash will be made at such time and in such amounts as provided in the Plan.

5. OFFSET OF AMOUNTS DUE. The Participant agrees and consents that the Plan Administrator, in its sole discretion, may deduct from any Benefits payable in cash to the Participant under the Plan any amounts owed to the Company by the Participant.

6. RETURN OF COMPANY PROPERTY. No later than the Participant's Employment Termination Date (unless the Company agrees otherwise in writing), the Participant shall return to the Company any company-owned property, including, but not limited to, credit cards, documents, files, computers and any other company property of any kind or nature, in the Participant's possession as of his Employment Termination Date.

7. NON-COMPETE; NO SOLICITATION; CONFIDENTIAL INFORMATION. In consideration for the payment of the Benefits to the Participant, the Participant shall not engage in any of the activities described in this
         Section 7.

         7.1 NON-COMPETE. During the period commencing with the Participant's Employment Termination Date and ending on the second anniversary of such date, the Participant shall not, without the written consent of the Company, at any time, directly or indirectly, become employed by, serve as a director of, or render advisory or consulting or other services in connection with any Competitor or in any capacity engage or participate in any activity as a Competitor.

         7.2 NO SOLICITATION. During the period commencing with the Participant's Employment Termination Date and ending on the second anniversary of such date, the Participant shall not, directly or indirectly,

EXHIBIT B                                                          EXHIBIT 10.13

         (a) interfere with the relationship of the Company or any Affiliate with, or endeavor to entice away from the Company or any Affiliate, any individual or entity who was or is a material customer or material supplier of, or maintained a material business relationship with the Company or its Affiliates;

         (b) establish (or take preliminary steps to establish) a business with, or cause or attempt to cause others to establish (or take preliminary steps to establish) a business with, any employee or agent of the Company or any of its Affiliates, if such business is or will compete with the Company or any of its Affiliates; or

         (c) employ, engage as a consultant or adviser, or solicit the employment, engagement as a consultant or adviser, of any employee or agent of the Company or any of its Affiliates, or cause or attempt to cause any individual or entity to do any of the foregoing.

         7.3 CONFIDENTIAL INFORMATION. During the course of the Participant's employment with the Company, the Participant may have had access to or received Confidential Information. Each Participant is obligated to keep confidential all such Confidential Information, except that any Participant may disclose the Confidential Information
         (i) in connection with enforcing his rights under the Plan or if compelled by law, and in either case, the Participant shall provide written notice to the Company prior to the disclosure or (ii) if the Company provides written consent prior to the disclosure.

8. NO KNOWLEDGE OF LEGAL VIOLATIONS. Except to the extent previously disclosed to the Company's chief compliance officer, if applicable, the Participant represents that he has no information or knowledge of any legal irregularity, violation, or alleged violation of any law, regulation, statute, or ordinance of any kind resulting from the operations of the Company or any other entity affiliated with the Company.

9. SETTLEMENT. Payment of the Benefits is contingent upon the Participant's executing and returning this Release Agreement to the Company. The Participant may take up to _________________ (___) days to consider this Release Agreement prior to executing it. Furthermore, the Participant has a seven- (7) day period after executing this Release Agreement during which time the Participant may revoke his consent to the Agreement, and this Release Agreement will not become effective or enforceable until such revocation period has expired.

         The Participant represents and acknowledges that, in executing this Release Agreement, he does not rely, and has not relied, upon any representation or statement, oral or written, not set forth herein, made by any of the Releasees (as defined below) or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Release Agreement or otherwise.

         The Participant represents and agrees that he fully understands his right to discuss all aspects of this Release Agreement with his private attorney, that he has carefully read and fully understands all of the provisions of this Release Agreement and that he is voluntarily entering into this Release Agreement.

10. RELEASE. This Release Agreement shall not in any way be construed as an admission by the Company or any other entity affiliated with the Company that it has acted wrongfully with respect to the Participant or any other Person, or that the Participant has any rights whatsoever against the Company or any other entity affiliated with the Company, and the Company specifically disclaims any liability for wrongful acts against the Participant and any other Person, on the part of itself and any other entity affiliated with the Company and the employees and agents thereof.

         As a material inducement for the Company to enter into this Release Agreement and except as otherwise provided in this Release Agreement, the Participant hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and the Company and its directors, officers, shareholders, partners, representatives, agents, employees, predecessors, successors, affiliates, divisions, subsidiaries and related entities and their respective directors, officers, shareholders, agents, representatives and employees, (collectively "RELEASEES") from any and all claims, liabilities, obligations, damages, causes of action, demands, costs, losses, and/or expenses (including attorneys' fees), of any nature whatsoever, whether

EXHIBIT B                                                          EXHIBIT 10.13

         known or unknown, suspected or unsuspected, including, but not limited to, all claims arising out of, based upon, or relating to my employment with the Company, or compensation for that employment.

         Without limiting the generality of the foregoing, the Participant understands and agrees that the release in this Section 10 includes, but is not limited to, claims based on or relating to: (a) any express or implied employment contract; (b) wrongful discharge; (c) termination in breach of public policy; (d) age discrimination under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"); (e) claims of discrimination, harassment or retaliation under title VII of the Civil Rights Act of 1964, as amended, or the Americans with Disabilities Act, both of which prohibit discrimination based on race, color, age, ancestry, national origin, sex, sexual orientation, religion, mental or physical disabilities, or marital status; (f) any other federal, state or local laws or regulations prohibiting employment discrimination; (g) personal injury, defamation, assault, battery, invasion of privacy, fraud, intentional or negligent misrepresentation of fact, intentional or negligent infliction of emotional distress, or false imprisonment; (h) claims for additional wages, compensation, overtime pay, severance pay, bonuses or welfare benefits, or any other entitlements or benefits as an employee of the Company; (i) any legal restrictions on the Company's right to terminate employees; (j) any express or implied covenant of good faith and fair dealing; and (k) claims for attorneys' fees or costs.

         In addition, the Participant waives all rights and benefits afforded by any state laws which provide in substance that a general release does not extend to claims which a person does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected employee's settlement with the other person.

         THE FOREGOING RELEASE EXPRESSLY EXCLUDES ANY CLAIMS AND RIGHTS THAT MAY ARISE AFTER THE DATE OF EXECUTION OF THIS RELEASE AGREEMENT AND ANY CLAIMS OR RIGHTS THAT THE PARTICIPANT MAY HAVE UNDER ANY DIRECTOR AND OFFICER INDEMNIFICATION PROGRAM OR POLICY OR ANY DIRECTOR AND OFFICER INSURANCE PROVIDED BY THE COMPANY AND ANY CLAIMS OR RIGHTS THAT THE PARTICIPANT MAY HAVE UNDER THE PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN.

7. REVOCATION PERIOD. The foregoing waiver and release of claims under the ADEA may be revoked by the Participant within the seven- (7) day period commencing with the day after the date of the full execution of this Release Agreement, and the release of any claims under the ADEA will not become effective until the seven-day revocation period has expired. To exercise this right of revocation, the Participant must notify the Plan Administrator in writing before the expiration of the seven-day revocation period.

8.       MISCELLANEOUS.

         8.1 Administration. This Release Agreement will be administered by the Plan Administrator, or its delegates.

         8.2 Binding Arbitration. The Participant agrees to submit to final and binding arbitration in accordance with the provisions of Section
         17.5 of the Plan any controversy relating to the Plan or this Release Agreement, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan or this Release Agreement, the Company's employment of Participant and the termination of that employment. No arbitration proceeding relating to the Plan or this Release Agreement may be initiated by the Participant unless the Participant has exhausted the claims review and appeals procedures specified in Section 15 of the Plan.

         8.3 Entire Agreement. This Release Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings, oral or written, between the parties hereto pertaining to the subject matter hereof.

         8.4 Governing Law. This Release Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, except to the extent that the conflicts of laws provisions of the State of Texas

EXHIBIT B                                                          EXHIBIT 10.13

         would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being in the city in which the headquarters of Baker Hughes is located at the time the litigation is instituted.

         8.5 Severability. The invalidity or unenforceability of a term or provision of this Release Agreement shall not affect the validity or enforceability of any other term or provision of this Release Agreement, which shall remain in full force and effect.

         THIS RELEASE AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. THE PARTICIPANT MAY TAKE UP TO ________________ (____) DAYS FROM RECEIPT OF THIS RELEASE AGREEMENT TO CONSIDER ITS TERMS BEFORE SIGNING IT. THE PARTICIPANT IS ENCOURAGED TO CONSULT AN ATTORNEY BEFORE EXECUTING THIS RELEASE AGREEMENT IF THAT IS HIS DESIRE.

         EXECUTED by and between the Participant and the Company on the dates indicated below each signature and is effective upon execution by both the Participant and the Company.

[PARTICIPANT]                                   [COMPANY]

By: ___________________________             By: ___________________________
Name: _________________________             Name: _________________________
                                            Title: ________________________
Date: _________________________             Date: _________________________

EXHIBIT B                                                          EXHIBIT 10.13

                                   SCHEDULE 1

                               SEVERANCE BENEFITS
                                RELEASE AGREEMENT
                             PARTICIPANT'S BENEFITS

          SEVERANCE BENEFITS                                                      DETAILS OF BENEFIT
          ------------------                                                      ------------------
1.       Base compensation                                    [X] months of base compensation, for an aggregate amount of
                                                              $____________________.

2.       Insurance - medical, dental and vision               3 months of COBRA continued coverage paid by the Company, provided
                                                              Participant timely and properly elects COBRA continuation coverage.

3.       Outplacement                                         Outplacement services will be provided for the greater of 12 months or until such time as the value of the outplacement services reaches the maximum of $10,000.  The 12-month period commences with the first day of the month following the month in which the Participant's Employment
                                                              Termination Date occurs.

            OTHER BENEFITS                                                        DETAILS OF BENEFIT
            --------------                                                        ------------------

1.       Insurance - life                                     Participant may, at his option, continue his basic (but not his perquisite) life insurance coverage by completing the forms required by the Plan Administrator.

2.       Insurance - disability                               Both short-term and long-term disability insurance coverage cease at the Participant's Employment Termination Date.

3.       Perquisites                                          All perquisites terminate as of the Participant's Employment
                                                              Termination Date.

4.       Company property                                     All company property in the possession of Participant shall be returned to the Company no later than the Participant's Employment
                                                              Termination Date.

5.       Expense account                                      Participant's final expense account to be submitted within 30 days of
                                                              Participant's Employment Termination Date.